Exhibit 99.1

FPIC INSURANCE GROUP, INC.
REPORTS SECOND QUARTER 2006 RESULTS

JACKSONVILLE, Fla. (Business Wire) - August 8, 2006 - FPIC Insurance Group, Inc. (“FPIC”) (Nasdaq: FPIC) reported consolidated income from continuing operations of $9.4 million, or $0.87 per diluted common share, for second quarter 2006, up from $8.4 million, or $0.79 per diluted common share, for second quarter 2005. Operating earnings increased to $9.4 million, or $0.87 per diluted common share, for second quarter 2006, up from $8.5 million, or $0.80 per diluted common share, for second quarter 2005.

For the six months ended June 30, 2006, income from continuing operations was $18.8 million, or $1.75 per diluted common share, up from income from continuing operations of $15.0 million, or $1.41 per diluted common share, for the six months ended June 30, 2005. For the six months ended June 30, 2006, operating earnings increased to $18.7 million, or $1.74 per diluted common share, up from operating earnings of $15.0 million, or $1.41 per diluted common share, for the six months ended June 30, 2005.

For additional information regarding the use of operating earnings as a financial measure, see the discussion provided later in this release captioned “Non-GAAP Financial Measures.”

"We are very pleased with our results for the quarter, which reflect the continued execution of our business strategy,” said John R. Byers, President and Chief Executive Officer. "Our insurance underwriting operations delivered strong results, despite being impacted by a large assessment from the Florida Insurance Guaranty Association related to an insurance insolvency, and our insurance management business also performed well.  We remain committed to delivering the best possible products and services to our customers and sustainable value to our shareholders.”

Unaudited Financial and Operational Highlights for Second Quarter 2006
(as compared to second quarter 2005 unless otherwise indicated)

•	Consolidated operating earnings up 10%
•	15% return on average equity for the trailing 4 quarters
•	Net premiums earned up 4% primarily due to reduced reinsurance utilization
•	Continued targeted market focus; policyholder retention in Florida remained strong at 94% for the first six months of 2006
•	Net premiums written declined 12% primarily due to a shift in business mix and a 4% decline in professional liability policyholders
•	Loss ratio improved to 67% as the result of favorable loss experience - reported claims and incidents were significantly lower and severity of claims continued to be within our expectations
•
Expense ratio increased to 26% primarily due to a $4.7 million charge ($2.9 million after-tax or $0.27 per diluted common share) to other underwriting expenses for a state levied guarantee fund assessment related to the insolvency of the insurance subsidiaries of Poe Financial Group

•	Investment portfolio growth and a higher overall yield contributed to a 32% increase in net investment income

FPIC Second Quarter 2006 Press Release: 1

•	Shareholders’ equity increased 5% and insurance segment surplus increased 7% as of June 30, 2006, compared to December 31, 2005, and were the highest in our organization’s history
•	Effective May 9, 2006, the management agreement between our subsidiary, Administrators for the Professions, Inc., and Physicians’ Reciprocal Insurers ("PRI") was extended through December 31, 2011
•	Incurred total share-based compensation expense of $0.7 million pre-tax, $0.4 million of which was the result of the adoption of Financial Accounting Standard No. 123(R), effective January 1, 2006
•
Repurchased 150,000 shares of FPIC common stock during the quarter; on July 21, 2006, our Board of Directors approved an additional 500,000 shares for repurchase through December 31, 2008. A total of 544,732 shares remain available for repurchase under our stock repurchase program.

•	FPIC common stock was selected for inclusion in the new NASDAQ Global Select Market

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Wednesday, August 9, 2006, to review second quarter 2006 results. To access the conference call, please dial (800) 901-5259 (USA) or (617) 786-4514 (International) and use the access code 57038248.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com. To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect to the broadcast.

Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Wednesday, August 9, 2006, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:00 p.m., Eastern Time, Wednesday, August 9, 2006, and ending at 11:59 p.m., Eastern Time, Friday, August 11, 2006. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 74627435. A replay of the conference call webcast will also be available beginning at 1:00 p.m., Eastern Time, Wednesday, August 9, 2006, on FPIC’s website.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; as to the value of our contract awards and programs; of beliefs or expectations; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

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Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i)	The effect on our insurance subsidiaries of changing market conditions that result from fluctuating cyclical patterns of the medical professional liability insurance business;
ii)
The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to self-insure or to practice without insurance coverage, related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)	The rates we charge for our products and services being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
v)	The actual amount of new and renewal business;
vi)	The uncertainties of the loss reserving process, including the occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
vii)	Business and financial risks associated with the unpredictability of court decisions;
viii)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits, in connection with the administration of insurance claims;
ix)	The dependence of our insurance management segment upon a major customer, PRI, for its revenue;
x)
The effects of PRI’s premium rate adequacy, claims experience, policyholder retention, financial position and overall market and regulatory environment on its ability to maintain or grow its premium base;

xi)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xii)	Developments in financial and securities markets that could affect our investment portfolio;
xiii)	The impact of rising interest rates on the market value of our investments and our interest costs associated with our long-term debt;
xiv)	The loss of the services of any key members of senior management;
xv)
Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xvi)	Assessments imposed by state financial guarantee associations or other insurance regulatory bodies;
xvii)
Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

xviii)	General economic conditions, either nationally or in our market areas, that are worse than expected;
xix)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xx)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, including Item 1A. Risk Factors, and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the SEC on March 16, 2006; and

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xxi)	Other factors discussed elsewhere within FPIC’s Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 8, 2006.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time. Operating earnings is a non-GAAP financial measure widely used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations. Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allows for greater transparency with respect to supplemental information used by us in our financial and operational decision making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers and a provider of insurance management services to other medical professional liability insurance carriers.

Contact Information
FPIC Insurance Group, Inc.
Jacksonville, Florida
Investor Relations, Peggy Parks, 904-360-3605

For all your investor needs, FPIC is on the Internet at http://www.fpic.com.
You can also e-mail us at ir@fpic.com.

FPIC Second Quarter 2006 Press Release: 4

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data
(In thousands, except common share data)
	Three Months Ended		Six Months Ended
Consolidated Statements of Income	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues
Net premiums earned	$55,940	53,882	114,819	104,076
Insurance management fees	11,404	10,294	22,685	20,568
Net investment income	8,331	6,316	15,438	12,021
Commission income	503	449	845	1,114
Net realized investment (losses) gains	(14)	(175)	170	(39)
Other income	151	172	291	362
Total revenues	76,315	70,938	154,248	138,102

Expenses
Net losses and loss adjustment expenses ("LAE")	37,425	40,955	80,432	79,526
Other underwriting expenses	14,769	6,974	24,499	15,606
Insurance management expenses	8,184	7,737	16,341	15,136
Interest expense	1,061	841	2,104	1,596
Other expenses	1,361	1,825	3,172	3,707
Total expenses	62,800	58,332	126,548	115,571

Income from continuing operations before income tax expense and minority interest	13,515	12,606	27,700	22,531
Less: Income tax expense	4,277	4,283	8,981	7,580
Income from continuing operations before minority interest	9,238	8,323	18,719	14,951
Less: Minority interest loss on consolidated subsidiary	(117)	(74)	(113)	(72)
Income from continuing operations	9,355	8,397	18,832	15,023

Discontinued Operations
Income from discontinued operations (net of income taxes)	—	180	—	369
Gain on disposal of discontinued operations (net of income taxes)	—	1,733	—	1,733
Discontinued operations	—	1,913	—	2,102
Net income	$9,355	10,310	18,832	17,125

Basic earnings per common share:
Income from continuing operations	$0.91	0.82	1.83	1.48
Discontinued operations	—	0.19	—	0.21
Basic earnings per common share	$0.91	1.01	1.83	1.69
Basic weighted average common shares outstanding	10,336	10,192	10,296	10,151

Diluted earnings per common share:
Income from continuing operations	$0.87	0.79	1.75	1.41
Discontinued operations	—	0.18	—	0.20
Diluted earnings per common share	$0.87	0.97	1.75	1.61
Diluted weighted average common shares outstanding	10,742	10,672	10,751	10,663
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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(In thousands, except common share data)

Selected Consolidated Statements of Financial Position Information	As of
	June 30, 2006	Dec 31, 2005
Total cash and investments	$808,566	773,803
Total assets	$1,322,303	1,308,541
Liability for losses and LAE	$665,290	663,466
Liability for losses and LAE, net of reinsurance	$387,870	359,619
Long-term debt	$46,083	46,083
Accumulated other comprehensive loss, net	$(10,293)	(4,231)
Total shareholders' equity	$261,102	249,590
Book value per common share	$25.11	24.14
Tangible book value per common share (a,b)	$23.29	22.32
Common shares outstanding	10,399	10,339
Consolidated statutory surplus of insurance subsidiaries	$206,429	193,584

(a) Excludes goodwill of $18,870 as of June 30, 2006 and December 31, 2005.
(b) For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” found later in this release.

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Selected Consolidated Cash Flow Information
Net cash provided by operating activities	$14,078	34,042	36,333	61,269
Net cash provided by (used in) investing activities	$4,766	(40,993)	38,984	(52,156)
Net cash (used in) provided by financing activities	$(1,879)	1,711	(2,331)	2,985

Segment Reconciliation of Consolidated Revenues
Insurance	$64,286	60,148	130,489	116,338
Insurance management	12,116	11,040	23,897	22,125
Intersegment eliminations	(87)	(250)	(138)	(361)
Consolidated revenues	$76,315	70,938	154,248	138,102

Segment Reconciliation of Consolidated Income from Continuing Operations
Insurance	$7,010	6,596	14,357	11,142
Insurance management	2,345	1,844	4,475	3,983
Intersegment eliminations	—	(43)	—	(102)
Consolidated income from continuing operations	$9,355	8,397	18,832	15,023

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Selected Insurance Segment Information
GAAP Combined Ratio:
Loss ratio	66.9%	76.0%	70.1%	76.4%
Underwriting expense ratio	26.4%	12.9%	21.3%	15.0%
Combined ratio	93.3%	88.9%	91.4%	91.4%

Direct and assumed premiums written	$57,877	67,160	133,666	151,297

Net premiums written	$51,329	58,280	118,571	132,392

Net Paid Losses and LAE on Professional Liability Claims: (1)
Net paid losses on professional liability claims	$11,772	17,703	25,375	28,619
Net paid LAE on professional liability claims	12,545	13,117	25,165	23,963
Total net paid losses and LAE on professional liability claims	$24,317	30,820	50,540	52,582

Total professional liability claims with indemnity payment	71	106	150	184

Professional Liability Claims and Incidents Closed Without Indemnity Payment:
Total professional liability claims closed without indemnity payment	217	207	439	372
Total professional liability incidents closed without indemnity payment	260	245	509	554
Total professional liability claims and incidents closed without indemnity payment	477	452	948	926

Professional Liability Claims and Incidents Reported During the Period:
Total professional liability claims reported	158	228	382	470
Total professional liability incidents reported	225	257	470	530
Total professional liability claims and incidents reported	383	485	852	1,000

Total professional liability claims and incidents that remained open			4,348	5,091

Professional liability policyholders			13,513	14,016

(1) For the purpose of period over period comparison, net paid losses and LAE do not take into account $10,180 received in connection with the American Professional Assurance, Ltd. ceded reinsurance commutation during the second quarter of 2005, which would be a reduction to reported net paid losses and LAE.

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FPIC Insurance Group, Inc.
Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures
(Dollars in thousands, except per share data)

Reconciliation of net income to operating earnings:
	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$9,355	10,310	18,832	17,125

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment (losses) gains, net of income taxes (a)	(9)	(107)	104	(24)
Less: Discontinued operations, net of income taxes	—	1,913	—	2,102
Total adjustments	(9)	1,806	104	2,078

Operating earnings	$9,364	8,504	18,728	15,047

Diluted earnings per share:
Net income	$0.87	0.97	1.75	1.61
Adjustments to reconcile net income to operating earnings	—	(0.17)	(0.01)	(0.20)
Operating earnings	$0.87	0.80	1.74	1.41

(a)All net realized investment gains, net of income taxes, for the periods reported relate to the insurance segment.

Reconciliation of shareholders’ equity to tangible shareholders’ equity:
	As of
	June 30, 2006	Dec 31, 2005
Total shareholders' equity	$261,102	249,590
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Less: Goodwill	18,870	18,870
Tangible shareholders' equity	$242,232	230,720

Book value per common share	$25.11	24.14
Tangible book value per common share	$23.29	22.32

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